EXHIBIT 23.2

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                                CONSENT OF
                     ROBINSON, BRADSHAW & HINSON, P.A.


     We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of the references to our firm and opinion with respect to the litigation between Elmore et al. and Cone Mills Corporation (the "Company") et al. in the following:

     (1)  the Annual Report on Form 10-K of Cone Mills
          Corporation for the fiscal year ending January 3, 1993
          (dated March 25, 1993), as amended by Form 8,
          Amendment No. 1 (dated April 30, 1993);

     (2)  the Quarterly Report on Form 10-Q of Cone Mills
          Corporation for the quarter ended April 4, 1993 (dated
          May 11, 1993); and

     (3)  the Quarterly Report on Form 10-Q of Cone Mills
          Corporation for the quarter ended July 4, 1993 (dated
          August 16, 1993).

     This consent is limited to the foregoing reports in each case as of the date thereof, and shall not be deemed in any way to constitute an update or restatement of our legal opinion referred to therein.



                              ROBINSON, BRADSHAW & HINSON, P.A.

Charlotte, North Carolina
January 12, 1994
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